Exhibit N

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of the New America High Income Fund, Inc.'s registration statement under the Securities Act of 1933 and Post-Effective Amendment No. 25 to Registration Statement File No. 811-5399.


                                                            Arthur Andersen LLP

Boston, Massachusetts
March 31, 1998